Exhibit 5

April 22, 2014

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of senior debt securities of the Company (the “Senior Notes”). The Senior Notes are to be issued from time to time pursuant to Rule 415 under the Securities Act pursuant to an Indenture dated as of September 15, 1993, as supplemented to the date hereof (the “Senior Note Indenture”), between the Company and U.S. Bank National Association (successor trustee to State Street Bank and Trust Company), as trustee (the “Trustee”). The offering of the Senior Notes will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

In rendering this opinion, we have examined such records, agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

The Progressive Corporation

April 22, 2014

The Senior Notes will be valid and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, when:

(a) The Registration Statement and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Senior Notes thereunder);

(b) resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the issuance and sale of the Senior Notes, as contemplated by the Registration Statement and the Senior Note Indenture, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement;

(c) the Senior Notes Indenture will constitute a valid and binding obligation of each party thereto other than the Company and any required supplemental indenture under which the particular Senior Notes are to be issued shall have been duly authorized, executed and delivered as provided in the Senior Note Indenture and such resolutions;

(d) a prospectus supplement with respect to the sale of such Senior Notes shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;

(e) the Senior Notes shall have been issued and sold as described in the Registration Statement and in a related prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement; and

(f) the Senior Notes shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefore in accordance with the Senior Note Indenture and any supplement thereto.

It is understood that this opinion is to be used only in connection with the offer and sale of the Senior Notes while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters of United States federal law and the laws of the States of New York and Ohio, and we express no opinion herein as to the laws of any other jurisdiction. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws to the sale of the Senior Notes.

The Progressive Corporation

April 22, 2014

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Senior Notes and the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Baker & Hostetler LLP